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                    CURTIS, MALLET-PREVOST, COLT & MOSLE LLP




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ATTORNEYS AND COUNSELLORS AT LAW
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 NEW YORK, NEW YORK 10178-0061

 Telephone 212-696-6000
  Facsimile 212-697-1559
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 Internet www.cm-p.com


                                                              September 24, 1999



The DII Group, Inc.
6273 Monarch Park Place
Niwot, Colorado 80503


Gentlemen:

         We have acted as special counsel for The DII Group, Inc., a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of up to 6,900,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), covered by a Registration Statement on Form S-3 (Registration Statement No. 333-79347, hereinafter the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         In connection herewith, we have examined the Restated Certificate of Incorporation, the By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

         Based upon such examination, it is our opinion that:

         The shares of Common Stock proposed to be sold by the Company, when sold pursuant to the Registration Statement and the resolutions of the Board of Directors of the Company authorizing the same, will be legally issued, fully paid and non-assessable.

         We hereby consent to the reference to our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.
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curtis, mallet-prevost, colt & mosle llp
        Attorneys and Counsellors at Law          Page 2     September 24, 1999


         We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                               Very truly yours,

                               /s/ Curtis, Mallet-Prevost, Colt & Mosle LLP
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                                   Curtis, Mallet-Prevost, Colt & Mosle LLP